Exhibit 107

Calculation of Filing Fee Table

Form S-4

Grizzly New PubCo, Inc.

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration of Fee(8)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be paid	Equity	New Pubco common stock	Other	84,954,946(2)	$10.17	$863,991,801(5)	.00011020	$95,211.90	—	—	—	—

Fees to be paid	Equity	New Pubco warrants to purchase New Pubco common stock	Other	22,700,000(3)	N/A	N/A(6)	N/A	N/A(6)	—	—	—	—

Fees to be paid	Equity	New Pubco common stock issuable upon exercise of New Pubco warrants	Other	22,700,000(4)	$11.50	$261,050,000.00(7)	.00011020	$28,767.71	—	—	—	—

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts							$123,979.61

	Total Fees Previously Paid							$0

	Total Fee Offsets

	Net Fee Due							$123,979.60

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)

Represents the estimated maximum number of shares of New Pubco common stock following the Business Combination to be issued to New Pubco stockholders upon completion of the Business Combination, estimated solely for the purpose of calculating the registration fee, and is based on an amount equal to the sum of (a) 23,000,000 shares of New Pubco common stock to be issued to the holders of Class A common stock of DTRT, (b) 5,750,000 shares of New Pubco common stock to be issued to the holders of Class B common stock of DTRT, (c) up to 55,774,946 shares of New Pubco common stock to be issued to the holders of CDH common stock and (d) 430,000 shares of New Pubco common stock to be issued to HCT.

(3)

Represents (a) 11,500,000 Public Warrants of DTRT and (b) 11,200,000 Private Placement Warrants of DTRT issued, all of which warrants will be assumed by New Pubco in connection with the Business Combination and converted into warrants to acquire the same number of shares of New Pubco common stock at the same price and on the same terms set forth in the Warrant Agreement.

(4)

Represents the estimated maximum number of shares of New Pubco common stock issuable upon exercise of warrants pursuant to their terms. Each whole warrant will entitle the warrant holder to purchase one share of New Pubco common stock at a price of $11.50 per share.

(5)

Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $10.17 (the average of the high and low prices of DTRT Class A common stock as reported on Nasdaq on October 12, 2022).

(6)

The maximum number of New Pubco warrants and shares of New Pubco common stock of the registrant issuable upon exercise of the New Pubco Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such New Pubco warrants has been allocated to the shares of New Pubco common stock underlying such warrants and those shares of New Pubco common stock are included in the registration fee as calculated in footnote (7) below.

(7)

No separate registration fee is required pursuant to Rule 457(g) of the Securities Act. Pursuant to Rule 457(g)(1) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the shares of New Pubco common stock underlying the New Pubco warrants is calculated based on an exercise price of $11.50 per share.

(8)

Pursuant to Rule 457(o) promulgated under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price. The fee has been determined in accordance with Section 6(b) of the Securities Act at a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price.

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